Exhibit 99.1

            Witness Systems Reports Second Quarter Results

     ATLANTA--(BUSINESS WIRE)--July 27, 2006--Witness Systems (NASDAQ:
WITS)

     -- Achieves record revenue for ninth consecutive quarter

     -- Drives nearly two-thirds of sales through Impact 360 solution

     -- Increases cash and deferred revenue to record levels

     Witness Systems (NASDAQ: WITS), a leading global provider of workforce optimization software and services, today announced financial results for the second quarter of 2006. Under generally accepted accounting principles (GAAP), second quarter revenue was a record $54.8 million, and net income was $0.13 per share. Software license revenue, excluding hardware, was $19.2 million in the quarter, up from $17.0 million in the second quarter of 2005. Adjusted results of operations are presented in the following section.
     Year-to-date, GAAP revenue was $106.3 million, compared to $87.3 million in the first half of 2005. Earnings per share for the first six months of 2006 were $0.19 per share compared to a net loss of ($0.33) per share in 2005. The GAAP loss in 2005 was attributable to the acquisition of Blue Pumpkin Software during the first quarter of that year.
     "We are pleased to again report record revenue and strong profitability," said Dave Gould, CEO of Witness Systems. "Our Impact 360(TM) packages continued to be well received in the market, accounting for two-thirds of our sales in the second quarter. We now have the second major release of our integrated workforce optimization solution installed at customer sites, further widening our competitive advantage."
     "Once again, we've demonstrated clear leadership in the VoIP market through strong unit growth and widespread industry validation. We've now sold more than 1,700 sites, representing growth of more than 60 percent during the past year," added Gould. "On the OEM front, Nortel is in-process with a global roll-out of our now generally available recording offerings. British Telecom also selected us and will OEM our recording systems, which opens a new market for us in trading floors. Further, we've gone into production with the largest Avaya CMAPI recording installation in the world, and we announced surpassing our 1000th implementation milestone on the Cisco platform."

     Adjusted Results of Operations

     Adjusted revenue in the second quarter was a record $52.1 million, up from $45.6 million in the second quarter of 2005. Adjusted earnings were $0.21 per share, compared to $0.16 per share in the same quarter a year ago. Year-to-date, adjusted revenue grew to $102.2 million, up from $86.6 million during the first half of 2005. Adjusted earnings were $0.39 per share for the first half of 2006, compared to $0.29 per share during the same period last year.
     The company's internal reporting and performance measurement programs are established based on adjusted results of operations, which exclude certain non-cash items (such as amortization of intangibles and stock-based compensation expense) and acquisition-related charges that are included in GAAP earnings. Hardware sales, which Witness Systems considers incidental to the company's core business, are excluded from adjusted revenue, and revenue from maintenance contracts acquired in business combinations is based on their contract, not fair value. Adjusted earnings also reflect a consistent pro-forma tax expense of 36 percent on pre-tax income. The company believes these adjusted (non-GAAP) results provide more meaningful information regarding those aspects of current operating performance that can be effectively managed and consequently has developed its internal reporting and compensation systems using these measures. The reporting of these non-GAAP financial measures facilitates investors' understanding of the company's historical operating trends, provides a basis for more relevant comparisons to other companies in the industry, and enables investors to evaluate the company's operating performance in a manner consistent with the company's internal basis of measurement.
     Adjusted results from operations are considered supplemental information and are not intended to be a substitute for the financial results reported under GAAP. Specifically, the adjustments and their impact on reported GAAP revenue and earnings per share are as follows:


                                    Three Months        Six Months
                                        Ended             Ended
                                   June 30, 2006       June 30, 2006
                                  ------------------------------------
                                  Revenue    EPS     Revenue     EPS
                                  -------- ------- ----------- -------
                                   (in thousands,   (in thousands,
                                   except per share except per share
                                        data)             data)

GAAP results                      $54,828  $ 0.13  $  106,294  $ 0.19
Difference between contract value
 and fair value of Blue Pumpkin
 maintenance                           84    0.00         354    0.01
Exclusion of hardware sales        (2,852)   0.00      (4,427)   0.00
Amortization of intangible assets            0.09                0.19
Merger related costs                         0.00                0.02
FAS 123R stock compensation
 expense                                     0.09                0.18
Difference between income taxes
 and pro forma tax expense at 36%           (0.10)              (0.20)
                                  -------- ------- ----------- -------
Adjusted results (non-GAAP)       $52,060  $ 0.21  $  102,221  $ 0.39
                                  ======== ======= =========== =======


     Financial Outlook

     "Witness Systems had a solid second quarter with record revenue and strong cash flows," said Bill Evans, CFO of Witness Systems. "We continued to grow our business and improve our profit performance with our strategic focus on higher-value software packages and services, as well as with our emphasis on execution and global integration. Our performance underscores the strength of our global business model across a balanced portfolio of software and services."
     For the third quarter of 2006, the company expects to achieve adjusted revenue in the range of $52 to $53 million and non-GAAP adjusted earnings of $0.21 to $0.22 per share. For the full year, the company expects to achieve adjusted revenue of $211 to $213 million and adjusted earnings in the range of $0.83 to $0.85 per share. Adjusted revenue excludes hardware revenue but includes the full contract value of maintenance contracts. Adjusted earnings for 2006 excludes the impact of stock-based compensation, in-process R&D, merger costs and amortization of intangibles arising from acquisitions, but includes a pro forma tax expense of 36 percent. The company expects that these additional expenses will result in GAAP net income per share in the range of $0.13 to $0.14 in the third quarter and $0.47 to $0.49 per share for the year. With the inclusion of hardware sales, Witness Systems currently expects annual revenue on a GAAP basis to be in the range of $218 to $222 million.

     Earnings Announcement Conference Call Details

     Witness Systems will conduct a live broadcast of the company's quarterly conference call that will be available online at www.streetevents.com or www.witness.com beginning at 5 p.m. ET on Thursday, July 27, 2006. The online replay will be available at approximately 7 p.m. ET.

     About Witness Systems

     Witness Systems (NASDAQ: WITS) is the worldwide leader in software and services that help businesses capture customer intelligence and optimize their workforce performance. The company's Impact 360(TM) solution unifies quality monitoring, compliance and IP recording, workforce management, performance management and e-learning. Primarily deployed in contact centers - as well as the remote, branch and back offices of global organizations - the workforce optimization solution captures, analyzes and enables users to share and act on cross-functional information across the enterprise. With Impact 360, organizations can improve interactions and the underlying back-office processes that enhance the customer experience and build customer loyalty. For more information, visit us at www.witness.com.

     Cautionary Note Regarding Forward-looking Statements: Information in this release that involves Witness Systems' expectations, plans, intentions or strategies regarding the future are forward-looking statements that are not facts and involve a number of risks and uncertainties. They are identified by words such as "anticipates," "expects," "intends," "plans," "believes," "estimates," and similar expressions. These statements are based upon information available to Witness Systems as of the date of this release, and the company assumes no obligation to update any such forward-looking statement. Forward-looking statements believed true when made may ultimately prove to be incorrect. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and may cause actual results to differ materially from our current expectations. Some of the factors that could cause actual future results to differ materially from current expectations include fluctuations in customer demand and the timing of orders; the company's ability to manage its growth; the risk of new product introductions and customer acceptance of new products; the rapid technological change which characterizes the company's markets; the risks associated with international sales as the company expands its markets, including the risks associated with foreign currency fluctuations; the ability of the company to complete and integrate successfully any acquisitions or investments it may make; and the ability of the company to compete successfully in the future, as well as other risks identified under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's Form 10-K for the year ended December 31, 2005 and its Form 10-Q for the quarter ended March 31, 2006, as filed with the Securities and Exchange Commission.
     Witness, Impact 360, Improve Everything and the Witness logo are the trademarks (registered or otherwise) of Witness Systems, Inc. protected by laws of the U.S. and other countries. All other trademarks mentioned in this document are the property of their respective owners.


                         WITNESS SYSTEMS, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                   (unaudited, dollars in thousands)

                                               June 30,   December 31,
                                                 2006         2005
                                             ------------ ------------

Cash and cash equivalents                    $    93,261  $   111,751
Short-term investments                       $    70,054       14,886
Accounts receivable, net                          46,944       40,218
Other current assets                               7,127        5,462
                                             ------------ ------------
     Total current assets                        217,386      172,317
Property and equipment, net                        9,459        7,796
Intangible assets, net                            29,994       36,389
Goodwill                                          41,094       40,697
Other assets                                       4,858        4,387
                                             ------------ ------------
     Total assets                            $   302,791  $   261,586
                                             ============ ============

Accounts payable and accrued liabilities     $    28,689  $    25,686
Deferred revenue                                  35,923       23,778
                                             ------------ ------------
     Total current liabilities                    64,612       49,464
Deferred income tax liabilities                      620          743
Other long-term liabilities                        5,235        4,409
                                             ------------ ------------
     Total liabilities                            70,467       54,616
                                             ------------ ------------
     Total stockholders' equity                  232,324      206,970
                                             ------------ ------------
     Total liabilities and stockholders'
      equity                                 $   302,791  $   261,586
                                             ============ ============


                      WITNESS SYSTEMS, INC.
              CONSOLIDATED STATEMENTS OF OPERATIONS
     (unaudited, dollars in thousands, except per share data)

                        Three Months Ended       Six Months Ended
                             June 30,               June 30,
                        ------------------     -------------------
                            2006     2005          2006      2005
                        --------- --------     --------- ---------
Revenue:
  Product               $ 22,063  $18,918      $ 41,902  $ 35,286
  Services                32,765   27,253        64,392    52,044
                        --------- --------     --------- ---------
     Total revenue        54,828   46,171       106,294    87,330
Cost of revenue:
  Product                  5,209    4,928         9,787     9,260
  Services                12,786   10,784        24,531    20,309
                        --------- --------     --------- ---------
     Total cost of
      revenue             17,995   15,712        34,318    29,569
                        --------- --------     --------- ---------
     Gross profit         36,833   30,459        71,976    57,761
Operating expenses:
  Selling, general and
   administrative         25,045   21,505        50,174    41,418
  Research and
   development             8,069    6,892        16,025    13,087
  Merger related costs       131      925           871     2,584
  Acquired in-process
   research and
   development charges         -        -             -     9,000
                        --------- --------     --------- ---------
     Total operating
      expenses            33,245   29,322        67,070    66,089
                        --------- --------     --------- ---------
     Operating income
      (loss)               3,588    1,137         4,906    (8,328)
Interest and other
 income, net               1,472       56         2,743       194
                        --------- --------     --------- ---------
     Income (loss)
      before provision
      for income taxes     5,060    1,193         7,649    (8,134)
Provision for income
 taxes                       357      617           769       650
                        --------- --------     --------- ---------
     Net income (loss)  $  4,703  $   576      $  6,880   ($8,784)
                        ========= ========     ========= =========

Net income (loss) per
 share                  $   0.13  $  0.02      $   0.19    ($0.33)
                        ========= ========     ========= =========

Shares used in
 computing net income
 (loss) per share         36,776   29,676        36,712    26,669
                        ========= ========     ========= =========


Included above are the
 following expenses:
  Amortization of
   intangibles by
   category:
     Cost of revenue    $  1,483  $ 2,384      $  3,747  $  4,456
     Selling, general
      and
      administrative       1,541    1,574         3,161     2,785
                        --------- --------     --------- ---------
                        $  3,024  $ 3,958      $  6,908  $  7,241
                        ========= ========     ========= =========
  Stock-based
   compensation by
   category:
     Cost of services
      revenue                749        -           940         -
     Selling, general
      and
      administrative       1,934        -         4,470         -
     Research and
      development            584        -           890         -
                        --------- --------     --------- ---------
                        $  3,267        -  (1) $  6,300         -  (1)
                        ========= ========     ========= =========

(1) The company adopted FAS123(R) on January 1, 2006. Stock-based compensation on a pro-forma basis in the second quarter of 2005 and for the six months ended June 30, 2005 was $3,385, and $6,248, respectively.

(2) A reconciliation of these results of operations, presented on the basis of generally accepted accounting principles, to adjusted results of operations is presented in the Investors section on the Company's website, www.witness.com.


     CONTACT: Witness Systems
              William Evans, 770-754-1915
              bevans@witness.com
              or
              Ryan Hollenbeck, 770-754-1962
              rhollenbeck@witness.com